Exhibit 99.1

Alaska Communications Systems Reports First Quarter Results; Wireless and Broadband Offerings Show Strong Progress; Over 100 New Business Wins Added In the Quarter

    ANCHORAGE, Alaska--(BUSINESS WIRE)--April 29, 2004--Alaska Communications Systems Group, Inc. ("ACS") (Nasdaq:ALSK) today reported financial results for its first quarter ended March 31, 2004.
    Revenues for the first quarter of 2004 were $75.4 million, essentially in line with first quarter 2003 revenues of $75.5 million, adjusted to exclude revenue from the Company's Directory business sold in 2003. Reported revenues, including Directory, for the first quarter of 2003 were $83.8 million. The Company's net loss for the first quarter of 2004 was $8.8 million or $0.30 per share (basic and diluted), which compares to a net loss of $6.6 million, or $0.21 per share (basic and diluted) for the same period in 2003. EBITDA for the first quarter of 2004 was $22.5 million, which was impacted by charges to operations of approximately $3.5 million related to employee restructuring and accelerated consulting services that were completed in the first quarter.
    "We have made good progress in improving our business and better serving our customers as revenues increased 5.9% over the same period last year excluding the Company's exited Directory business and the discontinued State of Alaska contract," commented Liane Pelletier, President and CEO of ACS. "At the end of last year we made strategic changes in the way we approach the business market vastly improving our sales process and restructuring the way we offer our services to commercial accounts. As a result in the first quarter we recorded over 100 business wins which included new accounts as well as old customers who decided to return to ACS for local services and often also added data, long distance and wireless services to their relationship with us. In the consumer market, we initiated a number of integrated bundles towards the end of the first quarter with good initial success in obtaining new customers and providing our existing customers with the convenience and value of the full product line. In addition, we continued our back office transformation in order to provide improved customer care and a growing number of our customer facing service representatives are becoming experienced in presenting multiple service offerings. These initiatives are having a positive impact on our business as we saw an improvement in our competitive line position since we began our bundling campaigns in March."
    "We are also encouraged by continued strong results in our broadband and wireless offerings," added Ms. Pelletier. "In the first quarter, we added 1,649 broadband customers and close to 1,000 wireless customers in a seasonally weak period for wireless in which we usually show a decrease in subscribers. We also further strengthened our competitive position in wireless as we announced that the launch of our new CDMA voice and data network would occur in May. This technology provides us with some of the most advanced wireless offerings in the United States and will position us to continue to grow as the clear telecommunications leader in Alaska. Additionally our entertainment package through DISH continues to sell nicely and has served as an excellent spearhead in offering integrated bundles to the consumer market. As we enter the warmer months in Alaska, we are starting to more aggressively capitalize on the positive demand for satellite TV and our entertainment bundles in the marketplace."
    "We made a number of investments this quarter which have already benefited our cost structure and strengthened ACS," commented David Wilson, Senior Vice President and CFO of ACS. "Significantly we were able to reduce headcount by 6.5% in the first quarter, mostly through voluntary retirement. This increased expenses for the quarter but will result in approximately $4 million in annualized incremental cost savings longer term. Additionally, we accelerated a number of consulting projects, including targeted research and implementation programs which helped enable the March roll-out of our focused bundling campaigns and a single source vendor program which has already resulted in annualized cost savings of $600,000. While impacting EBITDA for the quarter by $3.5 million, we believe the employee restructuring and the consulting projects have already had a significant positive impact on the Company."

    -- Access lines declined by 0.7% sequentially to 311,919, in line with many LECs as the Company faced displacement by broadband and wireless as well as competitive pressure.

    -- The Company added 974 wireless subscribers from the preceding quarter. In the first quarter, Average Revenue per Unit, or ARPU, improved by $2.31 to $44.19 and MOU (Minutes of Use) increased by 25.2% over the same period last year.

    -- ACS ended the quarter with 19,429 DSL subscribers, an increase of 9.3% subscribers on a sequential basis.

    -- Long distance subscribers decreased to 42,053 customers from the preceding quarter, primarily driven by disentanglement from the State of Alaska contract.

    Recent Highlights

    -- After the quarter end the Company announced that a settlement had been reached between ACS and GCI that substantially resolves a number of regulatory proceedings with regards to the Fairbanks and Juneau markets. The Company was encouraged by the agreement as it allows ACS to increase UNE-L rates and to focus resources and energy on the customer rather than lengthy regulatory battles.

    -- In March the Company announced that it plans to launch a CDMA voice and data network with initial deployment in May 2004. This CDMA 1x-RTT and EV-DO network will significantly increase ACS's network capacity, and position the Company to deliver advanced data services like Web browsing, picture-taking and audio streaming over high-speed wireless connectivity.

    During the quarter ACS made two key additions to its management team.

    -- David Wilson joined the company as Chief Financial Officer. David was Chief Financial Officer of Triumph Communications, a subsidiary of Hughes Electronics. Prior to this, David was at DIRECTV Broadband (formerly Telocity Inc.) where he was appointed CFO, after serving as Vice President of Finance and Chief Accounting Officer. David also has 10 years of experience in public accounting at PricewaterhouseCoopers.

    -- Mark D. Enzenberger joined the company as Director, Product Management, from GCI. At GCI Mark held senior positions in field services, network integration, data communications and local services. Mark is an industry veteran and has additional experience in senior roles at ATU Telecommunications (now
        ACS).

    ACS will host a conference call at 5:00 P.M. Eastern time today to discuss its first quarter results. For parties in the United States and Canada, call 800-257-3401 to access the earnings call. International parties can access the call at 303-262-2194. Additionally, ACS will offer a live webcast of the conference call, accessible from the "Investor Relations" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 45 days. A telephonic replay of the conference call will also be available 2 hours after the call and will run until Saturday, May 1, 2004 at 7:00 p.m. ET. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 576387. International parties should call 303-590-3000 and enter pass code 576387.
    About Alaska Communications Systems - ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska. More information can be found on the Company's website at http://www.ascalaska.com.

    In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of ACS. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: rapid technological developments and changes in the telecommunications industries; ongoing deregulation in the telecommunications industry as a result of the Telecommunications Act of 1996 and other similar federal and state legislation and the federal and state rules and regulations enacted pursuant to that legislation; regulatory limitations on ACS's ability to change its pricing for communications services; the possible future unavailability of SFAS No. 71 to ACS's wireline subsidiaries; and possible changes in the demand for ACS's products and services. In addition to these factors, actual future performance, outcomes and results may differ materially because of other, more general, factors including (without limitation) changes in general industry and market conditions and growth rates; changes in interest rates or other general national, regional or local economic conditions; governmental and public policy changes; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States of America; and the continued availability of financing in the amounts, at the terms and on the conditions necessary to support ACS's future business. These and other uncertainties related to ACS's business are described in greater detail in ACS's Annual Report on Form 10-K for the year ended December 31, 2003. The information contained in this release is as of April 29, 2004. ACS undertakes no obligation to update or revise any of this information whether as a result of new information, future events or developments, or otherwise.


                                                           Schedule 1

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
         For the Three Months Ended March 31, 2004 and 2003
         (Unaudited, in Thousands, Except per Share Amounts)


                                                   Three Months Ended
                                                        March 31,
                                                   ------------------
                                                       2004     2003
                                                    -------- --------
Operating revenues:
  Local telephone                                  $ 55,782 $ 54,001
  Wireless                                           11,601   10,330
  Directory                                               -    8,278
  Internet                                            4,613    7,156
  Interexchange                                       3,409    4,027
                                                    -------- --------
     Total operating revenues                        75,405   83,792

Operating expenses:
  Local telephone                                    32,524   27,255
  Wireless                                            7,928    6,910
  Directory                                               -    3,449
  Internet                                            7,506   10,614
  Interexchange                                       5,016    5,618
  Depreciation and amortization                      19,106   22,600
  Loss on disposal of assets, net                       227      746
                                                    -------- --------
     Total operating expenses                        72,307   77,192
                                                    -------- --------

Operating income                                      3,098    6,600

Other income and expense:
  Interest expense                                  (12,097) (13,329)
  Interest income and other                             230      192
                                                    -------- --------
     Total other income (expense)                   (11,867) (13,137)
                                                    -------- --------

Loss before income taxes                             (8,769)  (6,537)

Income taxes                                              -        -
                                                    -------- --------

Loss from continuing operations                      (8,769)  (6,537)
Loss from discontinued operations, net of tax             -      (52)
                                                    -------- --------
Net loss                                           $ (8,769)$ (6,589)
                                                    ======== ========

Loss per share - basic and diluted:
  Loss from continuing operations                     (0.30)   (0.21)
  Loss from discontinued operations, net of tax           -        -
                                                    -------- --------
  Net loss                                         $  (0.30)$  (0.21)
                                                    ======== ========
Weighted average shares outstanding:
  Basic and diluted                                  29,333   30,653
                                                    ======== ========

Adjusted EBITDA                                    $ 22,544 $ 25,309
                                                    ======== ========


Note: Certain reclassifications have been made to the 2003 data to conform with the current presentation.

                                                           Schedule 2

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                     CONSOLIDATED BALANCE SHEETS
          (Unaudited, In Thousands Except Per Share Amounts)


                                               March 31,  December 31,
                    Assets                       2004         2003
                                               ----------  -----------
Current assets:
  Cash and cash equivalents                   $   92,279  $    97,798
  Restricted cash                                  3,635        3,635
  Accounts receivable-trade, net of allowance
   of $4,283 and $4,432                           37,592       41,718
  Materials and supplies                           9,171       10,099
  Prepayments and other current assets             5,743        5,850
                                               ----------  -----------
    Total current assets                         148,420      159,100

Property, plant and equipment                  1,044,547    1,041,904
Less:  Accumulated depreciation and
 amortization                                    613,953      603,760
                                               ----------  -----------
  Property, plant and equipment, net             430,594      438,144

Goodwill                                          38,403       38,403
Intangible Assets                                 22,009       22,055
Debt issuance costs, net of amortization of
 $6,146 and $5,417                                18,210       18,939
Deferred charges and other assets                  8,544        8,750
                                               ----------  -----------
Total assets                                  $  666,180  $   685,391
                                               ==========  ===========

            Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
  Current portion of long-term obligations    $    2,010  $     1,982
  Accounts payable-affiliates                      4,850        5,082
  Accounts payable, accrued and other current
   liabilities                                    40,351       47,303
  Income taxes payable                                 -        1,095
  Advance billings and customer deposits           8,387        8,766
                                               ----------  -----------
    Total current liabilities                     55,598       64,228

Long-term obligations, net of current portion 547,581 548,238 Other deferred credits and long-term
 liabilities                                      69,964       71,065
Commitments and contingencies                          -            -

Stockholders' equity (deficit):
  Preferred stock, no par, 5,000 authorized,
   no shares issued and outstanding                    -            -
  Common stock, $.01 par value; 145,000 shares
   authorized, 33,613 and
   33,611 shares issued and 29,331 and
   29,343 outstanding, respectively                  336          336
  Common stock, $.01 par value; 267 shares
   subject to mandatory redemption                (1,198)      (1,198)
  Treasury stock, 4,283 and 4,268 shares,
   respectively, at cost                         (17,181)     (17,118)
  Paid in capital in excess of par value         278,190      278,181
  Accumulated deficit                           (262,567)    (253,798)
  Accumulated other comprehensive loss            (4,543)      (4,543)
                                               ----------  -----------
    Total stockholders' equity (deficit)          (6,963)       1,860
                                               ----------  -----------
Total liabilities and stockholders' equity
 (deficit)                                    $  666,180  $   685,391
                                               ==========  ===========

                                                            Schedule 3

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                    SCHEDULE OF ADJUSTED REVENUES
                      (Unaudited, in Thousands)


                                                   Three Months Ended
                                                       March 31,
                                                  --------------------
                                                      2004       2003
                                                    -------  ---------

Total operating revenues                           $75,405  $  83,792

Adjustment for sale of the Company's directory
 business  - Directory revenues                          -     (8,278)
                                                    -------  ---------

Total adjusted operating revenues                  $75,405  $  75,514
                                                    =======  =========


Note: In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance. Within this press release, the Company has disclosed its total operating revenues adjusted to exclude the impact of disposed of operations (Total adjusted operating revenues) as the Company believes that such data will facilitate more useful period-to-period comparisons of the Company's ongoing operations

                                                            Schedule 4

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                 SCHEDULE OF LOCAL TELEPHONE REVENUES
                      (Unaudited, in Thousands)


                                                   Three Months Ended
                                                         March 31,
                                                  --------------------
                                                       2004      2003
                                                    --------   -------

Local telephone revenues:
  Local network service                            $ 22,753   $24,129
  Network access revenue                             27,695    25,061
  Deregulated and other                               5,334     4,811
                                                    --------   -------

     Local telephone revenues                      $ 55,782   $54,001
                                                    ========   =======

                                                           Schedule 5

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
               SCHEDULE OF ADJUSTED EBITDA CALCULATION
                      (Unaudited, in Thousands)


                                                   Three Months Ended
                                                        March 31,
                                                   ------------------
                                                       2004     2003
                                                     ------- --------


Net loss                                            $(8,769)$ (6,589)
  Add (subtract):
         Interest expense                            12,097   13,329
         Income tax benefit                               -        -
         Depreciation and amortization               19,106   22,600
         Loss on disposal of assets, net                227      746
         Non-cash pension expense                       183        -
         Non-cash adjustment to litigation reserves    (300)       -
                                                     ------- --------

          EBITDA                                     22,544   30,086

         Adjustment for discontinued operations          -       52
         Adjustment for sale of the Company's
          directory business  - Directory EBITDA          -   (4,829)
                                                     ------- --------

          Adjusted EBITDA                           $22,544 $ 25,309
                                                     ======= ========


Note: In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. Within this press release, the Company has disclosed its net loss before interest expense, provisions for taxes, depreciation expense, amortization expense and other non-cash charges inclusive of non cash pension expense and a non cash release of litigation reserves following legal settlement (EBITDA) because the Company believes it is an important indicator because it provides information about our ability to service debt, pay dividends and fund capital expenditures.

      To further assist the reader in understanding operations, EBITDA has also been adjusted to exclude the impact of discontinued and disposed of operations (Adjusted EBITDA) as the Company believes that such data will facilitate more useful period-to-period comparisons of the Company's ongoing operations. EBITDA and adjusted EBITDA are not GAAP measures and should not be considered a substitute for net income and loss and other measures of financial performance recorded in accordance with GAAP.

                                                          Schedule 6

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                      KEY OPERATING STATISTICS


                                                    As of March 31,
                                                  -------------------
                                                      2004      2003
                                                   --------  --------

Local telephone:
  Retail access lines                              217,054   231,832
  Wholesale access lines                            20,066    19,619
  UNE loop lines                                    69,622    64,821
  UNE platform lines                                 5,177     4,275
                                                   --------  --------
  Total local telephone access lines               311,919   320,547
                                                   ========  ========

  Average local telephone access lines for the
   quarter                                         313,070   321,777
  Average local telephone revenue per line for the
   quarter                                        $  59.39  $  55.94
  Quarterly growth rate in local telephone access
   lines                                              -0.7%     -0.8%

Wireless
  Covered population                               480,422   478,413

  Ending subscribers                                87,991    82,225
  Average subscribers for the quarter               87,504    82,223
  Quarterly growth rate                                1.1%      0.0%

  Activations for the quarter                        5,561     4,076
  Deactivations for the quarter                      4,587     4,071
  Average monthly churn for the quarter                1.7%      1.6%

  Penetration                                         18.3%     17.2%
  Quarterly Minutes of use (000's)                  59,113    47,209

  Average revenue per subscriber for the quarter  $  44.19  $  41.88

Long Distance:
  Long distance subscribers                         42,053    57,677
  Quarterly Minutes of use (000's)                  32,139    37,848
  Average subscribers for the quarter               42,610    63,839
  Average revenue per subscriber for the quarter  $  26.67  $  21.03

Internet:
  DSL subscribers                                   19,429    13,910
  Dial-Up and other service subscribers             26,257    31,373
                                                   --------  --------
  Total Internet subscribers                        45,686    45,283
                                                   ========  ========

  Average subscribers for the quarter               45,872    45,832
  Average revenue per subscriber for the quarter  $  30.22  $  25.47

    CONTACT: Alaska Communications Systems
             David Wilson, 907-297-3000
             www.acsalaska.com
             or
             The Blueshirt Group
             Chris Danne, Rakesh Mehta, 415-217-7722
             chris@blueshirtgroup.com
             rakesh@blueshirtgroup.com